Exhibit 10.51

FIRST AMENDMENT TO LETTER AGREEMENT

THIS FIRST AMENDMENT TO LETTER AGREEMENT (the “Amendment”), made and entered into as of the 28 day of April, 2011 by and between ZBB ENERGY CORPORATION, a Wisconsin corporation, hereinafter referred to as the “Corporation,” and DANIEL NORDLOH, hereinafter referred to as the “Employee.”

W I T N E S S E T H:

WHEREAS, the Corporation and the Employee entered into that certain Letter Agreement dated April 29, 2010 (the “Letter Agreement”); and

WHEREAS, the Corporation and the Employee desire to amend the Letter Agreement in the manner set forth herein.

NOW, THEREFORE, the Corporation and the Employee, in consideration of the mutual promises hereinafter set forth, do hereby promise and agree as follows:

1. Defined TermsAny capitalized terms in this Amendment that are not defined herein shall have the meaning assigned to them in the Letter Agreement.

2. Salary  Section 2 of the Letter Agreement shall be deleted in its entirety and replaced with the following:

•
Effective April 29, 2011, you will be entitled to an annual salary of $170,000, payable in accordance with ZBB’s normal salaried payroll practices.  The CEO will review, at least annually, your overall compensation with a view to increasing it if, in the sole judgment of the CEO, the performance of ZBB or your services merit such an increase.

•	ZBB shall be entitled to withhold from amounts to be paid to you hereunder any federal, state, or local withholding or other taxes or charges which it is required to withhold under applicable law.

3. TermSection 3 of the Letter Agreement shall be deleted in its entirety and replaced with the following:

•
Effective April 29, 2011, the term of the Letter Agreement shall, except as may otherwise be subject to termination in Section 6 of the Letter Agreement, continue through April 29, 2013, subject to renewal as described below.

•
The term of this Letter Agreement shall renew automatically for successive terms of one year each unless either party elects not to renew the Letter Agreement by delivery of written notice to the other party not less than ninety (90) calendar days prior to the end of the then current term.  If the Letter Agreement is renewed, the terms of the Letter Agreement during such renewal term shall be the same as the terms in effect immediately prior to such renewal, subject to any such changes or modifications as mutually may be agreed between the parties as evidenced in a written instrument signed by both the Corporation and the Employee.

4. OptionsSection 4 of the Letter Agreement shall be deleted in its entirety and replaced with the following:

•	You will be eligible to participate in the 2010 Omnibus Long-Term Incentive Plan (“Plan”) in accordance with and subject to the terms of the Plan.

5. Letter Agreement in Full Force and Effect Except as amended hereby, the Letter Agreement shall be unchanged and shall remain in full force and effect in all respects in accordance with the terms and conditions thereof.  From and after the date hereof, all references to the Letter Agreement shall be deemed to be references to the Letter Agreement as amended hereby.

6. Consideration for New Restrictive Covenant Agreement  In consideration for the additional benefits provided to you by the Corporation under this Amendment, you agree to execute the current ZBB Corporation Restrictive Covenant Agreement on or before April 29, 2011, which shall supersede the restrictive covenant agreement you executed on April 29, 2010.

7. Binding Effect  This Amendment shall be binding upon the parties hereto, their respective legal representatives, successors, heirs, and assigns.

8. Governing Law This Amendment and all questions of its interpretation, performance, enforceability, and the rights and remedies of the parties hereto shall be governed by and determined in accordance with the internal laws of the State of Wisconsin.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day, month, and year first above written.

CORPORATION:

ZBB ENERGY CORPORATION

By:
(Title)

EMPLOYEE:

Daniel Nordloh